          UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM SB-2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SUPERIOR NETWORKS, INC.
            (Name of small business issuer in its charter)

NEVADA
------------------------------             -------------------
(State or jurisdiction of                  (I.R.S. Employer
incorporation or organization)             Identification No.)

     Suite 1000-355 Burrard Street, Vancouver, British Columbia,
            Canada, V6C 2G8; Telephone (604) 519-6556
  -------------------------------------------------------------
  (Address and telephone number of principal executive offices)

     Suite 1000-355 Burrard Street, Vancouver, British Columbia,
            Canada, V6C 2G8; Telephone (604) 519-6556
  -------------------------------------------------------------
            (Address of principal place of business or
               intended principal place of business)

      Michael A. Cane, 2300 W. Sahara Ave., Suite 500, Box 18,
          Las Vegas, NV  89102, Telephone (702) 312-6255
     ---------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                            |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                        |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                        |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  2,435,000 shares  $0.10     $243,500      $60.88
---------------------------------------------------------------------
(1) Based on the estimate that the value of the shares has doubled since the last sales price of $0.05 on November 30, 2000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                     COPIES OF COMMUNICATIONS TO:
                         Michael A. Cane, Esq.
                    2300 W. Sahara Blvd., Suite 500
                          Las Vegas, NV 89102
                             (702) 312-6255

          SUBJECT TO COMPLETION, Dated January 24, 2001



                          PROSPECTUS


                    SUPERIOR NETWORKS, INC.
                       2,435,000 SHARES
                         COMMON STOCK
                       ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                       ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 3 - 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------



       The Date Of This Prospectus Is: January 24, 2001

                      TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Risk Factors .......................................................   3
Use of Proceeds ....................................................   6
Determination of Offering Price ....................................   6
Dilution ...........................................................   6
Selling Shareholders ...............................................   7
Plan of Distribution ...............................................  11
Legal Proceedings ..................................................  12
Directors, Executive Officers, Promoters and Control Persons .......  12
Security Ownership of Certain Beneficial Owners and Management .....  13
Description of Securities ..........................................  14
Interest of Named Experts and Counsel ..............................  14
Disclosure of Commission Position of Indemnification
   for Securities Act Liabilities ..................................  15
Organization Within Last Five Years ................................  15
Description of Business ............................................  15
Plan of Operations .................................................  21
Description of Property ............................................  22
Certain Relationships and Related Transactions .....................  22
Market for Common Equity and Related Stockholder Matters ...........  22
Executive Compensation .............................................  24
Financial Statements ...............................................  24
Changes in and Disagreements with Accountants ......................  25
Available Information ..............................................  25

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

We had cash in the amount of $41,610 of November 30, 2000. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the development of online training programs. While we have sufficient funds to commence development of our initial product, we will require additional financing in order to implement our full business plan. We will also require additional financing to sustain our business operations if we are not successful in generating revenues once our training programs are available to the public online. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including:

*     market acceptance of Internet companies;
*     investor acceptance of our business plan; and
*     investor sentiment.

These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our web sites, then we will not be able to achieve revenues and our business will fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated in May 2000 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new Internet companies and the high rate of failure of such enterprises. These risks include without limitation:

*     Develop functioning and marketable website training programs;
* Convince potential customers to visit our web sites and participate in training programs;
* Convince affiliated merchants to pay us for accessing our consumer data base;
*     Respond effectively to competitive pressures; and
* Have affiliated merchants successfully market products to our customers.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. These potential problems include, but are not limited to, unanticipated problems relating to the generation of revenues via an Internet company and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the operation of our various websites, we will not be able to earn profits or continue operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail.

Our management has a collective background of various business pursuits but none has participated prior hereto in the development of an Internet company with its related technical issues and challenges. Our success will be largely dependent on our ability to hire highly qualified technical personnel. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we are not able to effectively respond to competitors, our business may fail.

The e-commerce industry is intensely competitive in all of its phases. The global as well as national economies look to the Internet as a source of wealth in the new century. Many persons and entities are looking to the Internet for business opportunity in every conceivable way, including through the implementation of training and education
programs.   For investors to receive a return on their investments, it will be necessary for us to be successful despite competition which now exists or which may arise in the future. Unless we are successful in spite of our competition, it is likely that investors will lose their investments.

Because our president, Mr. Randy White, owns 67.2% of our outstanding common stock, investors may find that future corporate decisions are controlled by Mr. White whose interests may differ from the interests of other stockholders.

Mr. Randy White, our President, owns approximately 67.2% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. White may differ from the interests of the other stockholders. Factors that could cause the interests of Mr. White to differ from the interest of other stockholders include the impact of a corporate transaction on Mr. White's business time and the ability of Mr. White to continue to manage our business.

While Mr. White presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. White from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. White may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels. Competing demands on Mr. White's business time may cause Mr. White to have differing interests in approving significant corporate transactions than other stockholders.

If a market for our common stock develops, our stock price may be volatile.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

*     actual or anticipated variations in our results of operations;
*     our ability or inability to generate new revenues;
*     increased competition; and
*     conditions and trends with the Internet.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 2,435,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading may cause that
market price to decline.   Moreover, an offer or sale of large
numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 32.8% of the common shares outstanding as of the date of this prospectus.

If our stock price drops significantly, we may become subject to securities litigation that would result in a harmful diversion of our business resources.

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against that company. Any litigation arising from the volatility in the price of our common stock could have an adverse effect on our business, financial condition and results of operations.

The training and education markets may not accept our solutions.

We will introduce niche training in markets that as of yet have not had training delivered to students over the Internet. To be successful, we must attract a significant number of customers to our training programs. Our first product is targeted to senior citizens. To date, the elderly have been resistant to adopting new technology solutions. Training and education over the Internet is still developing. Conversion from traditional methods of training may not occur as rapidly as we expect it will. Our business plan is based on our belief that our training programs will attract participants who will in turn purchase products advertised at our website locations. We may not achieve the critical mass of users we believe is necessary to become successful. Any significant shortfall in the number of users or product transactions by users from website advertising would adversely affect our financial results.

We are entering a market that has not as yet proven profitable.

We expect our main revenues to come indirectly from Internet product sales by affiliated merchants. Internet product sales have grown to great proportion and yet companies that provide platforms for retail advertisers have generally not as yet become profitable. It will be necessary for us to become profitable in an emerging market that has yet to demonstrate profitability if we are to succeed.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                        USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.


                           DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,435,000 shares of common stock offered through this prospectus. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 20, 2000;

2. 435,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 30, 2000;

The following table provides as of December 31, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.    the number of shares owned by each prior to this offering;
2.    the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.    the percentage owned by each; and
5. the identity of the beneficial holder of any entity that owns the shares.

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Scott Carley        5,000          5,000        NIL           NIL
5373 Wildwood
  Crescent
Delta, BC,
  Canada, V4M 3S8

Dave Clarkson     250,000        250,000        NIL           NIL
15165 26 Avenue
Surrey, BC,
  Canada, V4P 1N1

David M. Clifton    5,000          5,000        NIL           NIL
1288 Broughton
  Street, PH 701
Vancouver, BC,
  Canada, V3G 2B5

Joy Clifton         5,000          5,000        NIL           NIL
312 - 2255 West
  4th Avenue
Vancouver, BC,
  Canada, V6K 1N9

Alan Heather       10,000         10,000        NIL           NIL
#312 - 2255 West
  4th Avenue
Vancouver, BC,
  Canada, V6K 1N9

TABLE IS CONTINUED FROM PAGE 7

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Kevin Jacobsen     10,000         10,000        NIL           NIL
Box 1005
Squamish, BC,
  Canada, V0N 3G0

Last Motorcar      80,000         80,000        NIL           NIL
  Company
1245 Homer Street,
  Suite 600
Vancouver, BC,
  Canada, V6B 2Y9

Douglas Liu        80,000         80,000        NIL           NIL
1071 Expo Blvd.
Vancouver, BC,
  Canada, V6Z 2W1

Brent McLean      305,000        305,000        NIL           NIL
1683 Haverhill
  Place
North Vancouver,
  BC, Canada,
  V7J 1T5

Anthony Parfitt    25,000         25,000        NIL           NIL
Suite 2206 -
  950 Cambie Street
Vancouver, BC,
  Canada, V6B 5X6

Lisa Parsons        5,000          5,000        NIL           NIL
2110 York Avenue,
  Apt.#302
Vancouver, BC,
  Canada, V6K 1C3

Cary Pinkowski      5,000          5,000        NIL           NIL
2898 Bellevue
  Avenue
West Vancouver, BC,
  Canada, V7V 1E8

Adam Ross          10,000         10,000        NIL           NIL
1049 Adderley Street
North Vancouver, BC,
  Canada

Janet Ross         10,000         10,000        NIL           NIL
1049 Adderley Street
North Vancouver,
  BC, Canada

Jeremy Ross       300,000        300,000        NIL           NIL
501 Pacific
  Street,
  Suite #2902
Vancouver, BC,
  Canada, V6Z 2X6

TABLE IS CONTINUED FROM PAGE 8

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Tyler Ross         25,000         25,000        NIL           NIL
1049 Adderley
  Street
North Vancouver,
  BC, Canada

Teresa Rzepczyk    20,000         20,000        NIL           NIL
PH3 - 511 West
  7th Avenue
Vancouver, BC,
  Canada, V5Z 4R2

Samantha Sargent   40,000         40,000        NIL           NIL
3F - 199 Drake
  Street
Vancouver, BC,
  Canada, V6Z 2T9

Jeffray Sinclaire   5,000          5,000        NIL           NIL
407 - 221 11th
  Street
New Westminster,
  BC, Canada,
  V3M 4C8

Anthony Sollied    10,000         10,000        NIL           NIL
13775 63A Avenue
Surrey, BC,
  Canada, V3X 1E6

Denise Sollied     10,000         10,000        NIL           NIL
13775 63A Avenue
Surrey, BC,
  Canada, V3X 1E6

Craig Tillberg    315,000        315,000        NIL           NIL
615 Chesterfield
  Avenue
North Vancouver,
  BC, Canada,
  V7M 2M3

Karen Travis      200,000        200,000        NIL           NIL
1050 Broughton
  Avenue,
  Suite #208
Vancouver, BC,
  Canada

Valentina Tuss     20,000         20,000        NIL           NIL
5265 Augusta
  Place
Delta, BC, Canada,
  V4M 1E4

Todd Warren         5,000          5,000        NIL           NIL
1401 - 950 Cambie
  Street
Vancouver, BC,
  Canada, V6B 5X5

TABLE IS CONTINUED FROM PAGE 9

                                 Total          Total
                                 Number Of      Shares        Percent
                                 Shares To      To Be Owned   Owned
                                 Be Offered     Upon          Upon
                  Shares Owned   For Selling    Completion    Completion
Name Of Selling   Prior To This  Shareholders   Of This       Of This
Stockholder       Offering       Account        Offering      Offering
--------------------------------------------------------------------------
Derek G. Welbourn   5,000          5,000        NIL           NIL
Box 1761
100 Mile House,
  BC, Canada,
  V0K 2E0

Curt White        300,000        300,000        NIL           NIL
#31 - 6465 184A
  Street
Surrey, BC,
  Canada, V3S 8X9

Dave Wong         330,000        330,000        NIL           NIL
6733 Balsam
  Street
Vancouver, BC,
  Canada, V5P 5W9

Edward
  Yaghoobian       10,000         10,000        NIL           NIL
2358 Westhill
  Drive
West Vancouver,
  BC, Canada,
  V7S 2Z5

Ella
  Yaghoobian       10,000         10,000        NIL           NIL
2358 Westhill
  Drive
West Vancouver,
  BC, Canada,
  V7S 2Z5

Norik
  Yaghoobian       25,000         25,000        NIL           NIL
1106 - 1008
  Cambie Street
Vancouver, BC,
  Canada,
  V6ZB 6J7
--------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,435,000 shares of common stock outstanding on December 31, 2000.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with the company other than as a shareholder at any time within the past three years; or
* has ever been an officer or directors of the company or any of its predecessors or affiliates.

                       PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.    In privately negotiated transactions;
3.    Through the writing of options on the common stock;
4.    In short sales; or
5.    In any combination of these methods of distribution.

The sales price to the public may be:

1.    The market price prevailing at the time of sale;
2.    A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                        LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  Superior
Networks' agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of December 31, 2000 are as follows:

Directors:

Name of Director              Age
------------------            ----
Randy White                   32
Mark McLean                   32
Renotcka Rzepczyk             26

Executive Officers:

Name of Officer               Age         Office
------------------            ----        ------
Randy White          	 	32          President
Mark McLean                   32          Secretary, Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Randy White - Mr. Randy White is President and a director of the Company and has served in this capacity since May 16, 2000. Mr. White is a real estate property developer and financial investor. His background is in residential and commercial real estate development and enterprise management. Mr. White has over ten years experience developing commercial and residential real estate valued at over $60 million. From 1990 to 1994, Mr. White was a project manager for Accord Custom Homes, Ltd., White Rock BC. Accord Custon Homes is a custom homebuilder in the White Rock area. Form 1995 to 1998 Mr. White was a co-owner of Ocean Pacific Developments, Inc., Vancouver BC. Mr. White was responsible for the financing of development projects and the management of such developments from conception to completion. Ocean Pacific Developments, Inc. developed custom homes, condominiums and commercial real estate in the Greater Vancouver area. His expertise in property development and financing has lead to the establishment of his own investment enterprise - Stratus Investments Group, Inc.

As founder and President of Stratus Investments Group in 1999, a private investment enterprise licensed by the Financial Institution Commission of British Columbia, Mr. White has successfully managed an array of investment activities including: all types of mortgage financing, bridge financing in real estate development and corporate finance for public companies. Mr. White is currently the President of Stratus Investments Group, Inc. and the company continues to operate in the same capacity since the date of incorporation.

Mark McLean - Mr. Mark McLean is Secretary, Treasurer and a director of the Company and has served in this capacity since May 16, 2000. Mr. McLean's background is in technology and organizational development.
In 1994, Mr. McLean graduated from the British Columbia Institute of Technology's Marine Operations program. He also has a certificate in Traffic, Customs and Transportation from Vancouver Community College.

From 1998 to 1989, Mr. McLean was the organizer of warehouse operations at Can-Ski and from 1998 to 1999, Mr. McLean was the organizer of warehouse operations at Lonsdale Event Rentals. Mr. McLean also worked as a transport analyst at Hanjin Shipping from 1994 to 1996.

Renotcka Rzepczyk - Ms. Renotcka Rzepczyk is a director of the Company and has served in this capacity since May 16, 2000. Ms. Rzepczyk's background is in the social sciences area studying anthropology and archeology at Langara College from 1992 to 1994.

From 1994 to 1995, Ms. Rzepczyk worked as an executive assistant with Mr. Jax Fashions Inc. Also, from 1995 to 1998, Ms. Rzepczyk was
Production Assistant for Ingenuity Works Inc. Since 1998, Ms. Rzepczyk has been an executive/administrative assistant and accounts receivable clerk for Mercedez-Benz Canada and SimplyTravel.com.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 30, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                    Name and address       Amount of               Percent
Title of class      of beneficial owner    beneficial ownership    of class
--------------      -------------------    --------------------    --------
Common Stock        Randy White            5,000,000 shares        67.2%
                    Director, President &
                    Chief Executive Officer
                    Suite 1000 -
                    355 Burrard Street
                    Vancouver,
                    British Columbia V6C 2G8

Common Stock        All Officers and
                    Directors              5,000,000 shares        67.2%
                    as a Group that
                    consists of three
                    people

The percent of class is based on 7,435,000 shares of common stock issued and outstanding as of December 31, 2000.

                   DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 31, 2000, there were 7,435,000 shares of our common stock issued and outstanding that were held by approximately thirty-two (32) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


               INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, of Vancouver, British Columbia, audited our financial statements and presented their report with respect to the audited financial statements. The report of Morgan & Company was given upon their authority as experts in accounting and auditing.


  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                 ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 24, 2000 under the laws of the state of
Nevada.   Mr. Randy White, our president and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. White has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. White has acquired 5,000,000 shares of our common stock at a price of $0.001 US per share. Mr. White paid a total purchase price of $5,000 for these shares.


                       DESCRIPTION OF BUSINESS

Introduction

Superior Networks was incorporated on May 24, 2000, for the purpose of providing various training programs via the Internet. By providing training programs through the medium of the Internet, Superior Networks hopes to develop a demographically desirable online consumer base. In addition to training program fees charged by Superior Networks, we expect to be able to economically exploit the consumer base through product sales corresponding to the demographic characteristics of the consumer base.

The Concept

For some types of training, the Internet offers a cost-effective and convenient alternative to traditional learning environments. The speed with which these possibilities have opened up has meant that traditional and even Internet-based training companies have not yet visualized many of the niches within this market space. By selecting training applications in which we can be first to market, Superior Networks has the opportunity to establish itself as a leading provider of web-based niche training programs.

In addition to providing training programs on topics previously not offered on the Internet, each training program topic will be calculated to create a unique, tightly focused web audience having demographics desirable for creating additional revenue streams. The courses are designed to bring potential consumers to the web and provide them with an extended, positive experience in cyberspace. During their repeated and extended visits to the web, the consumer will be offered products at the training web-site location, desirable to the demographic consumer group created by registrants in a
particular course.   Companies affiliated with Superior Networks can
then target a particular group with advertising at an applicable course website for products desirable to that group. Superior Networks will then participate with affiliated companies in revenues from products sold.

Revenue Streams

Training Courses
----------------

We believe the economic potential of Superior Networks will be maximized by focusing on revenues generated indirectly through product sales by affiliated companies to training program participants. Accordingly, growth of the participant base is key to the success of Superior Networks. We do not want course tuition to limit the appeal of a course to potential participants. It is our present intention that course offerings will either be free or generate supplemental revenues of $5.00 per participant per course or less.

Affiliated Company Products and Advertising
-------------------------------------------

Superior Networks will provide affiliated companies with access to Superior Networks' course participant base through on-line promotions and links at the various course websites. Superior Networks' courses will create compelling selling opportunities. For example, Superior Networks' driving course certified to help rehabilitate a poor driving record could provide a link to an insurance company site that offers insurance to poor drivers. An affiliated company will compensate Superior Networks through fee and commission arrangements when course participants respond to on-line advertising by linking to the affiliated company's website or by purchasing its product. Our website will also provide banner and other advertising which will vary by application.

Data Products
-------------

The training process has the potential to generate useful information about course participants derived from demographic, consumer preference, and state-of-knowledge data. While Superior Networks will adhere to strict standards of confidentiality in handling sensitive course information, we will nonetheless use state-of-the-art data management techniques to capture and package the maximum amount of marketable data. For example, in safety related courses, this might include statistics on areas in which safety knowledge is weakest that would be of value to insurers.

Products

Initial Product
---------------

Superior Networks' initial product is a comprehensive driver training program targeted at senior citizens interested in acquiring discounts from insurance companies and in improving their driving ability. The program is focused on individuals requiring brush-ups, those requiring training in new vehicle types, and those wishing to upgrade their driving status based on accident history. The program will be found on the Internet at SuperiorOnlineDriver.com.

Superior Networks recognizes that the driver training industry is fragmented within the various states and that training seniors is not a specialty of any of the training schools with the exception of the American Association of Retired Persons (AARP). The AARP has devised a driver training program for seniors and have lobbied for insurance discounts for seniors who take a driver improvement course.

SuperiorOnlineDriver.com is an example of on-line technology designed specifically for the needs of seniors, offering similar training programs to those provided by AARP, but in the comfort and with the convenience of the senior's home or other private location such as a driving school. The website will offer written and graphic instruction, video presentations, testing, and other approaches to learning geared to adult learning. The material will be presented in a user-friendly fashion that the participant can return to at any time and as often as he or she requires.

Future Products
---------------

OnMyOwn.com. OnMyOwn.com is a web-based training application providing young adults with a menu of free courses that provide instruction about setting up bank accounts, obtaining credit, renting property, and managing household affairs. The training content of OnMyOwn.com presents the opportunity to create particularly strong ties to consumer purchases. To take advantage of this, Superior Networks will create strategic alliances with one or more firms in each of the following areas:

*     Credit card issuers;
*     Banks;
*     Telephone and paging services;
*     Home furnishing retailing;
*     Insurance (auto, health, household, life); and
*     Automobile sales and servicing.

Equipment Rental Made Easy. Equipment Rental Made Easy will offer courses on safety and operation for consumers who rent power equipment, such as chain saws, floor sanders, and carpet cleaning equipment. It is primarily a business to business application, as it will be marketed as an additional service from the equipment rental company.

Other Applications.  Other applications under development include:

*     New Moms;
*     Simple Etiquette;
*     Sexual Harassment;

*     Boating Safety; and
*     Insurance.

The Market

The market for Superior Networks' services is potentially equivalent to persons having access to the Internet. As usage of the Internet continues to grow, it becomes increasingly accepted as a primary communications medium for consumers. This trend will fuel the long term growth of the potential audience for the kinds of web based services offered by Superior Networks.

The Internet has dramatically changed the way that millions of people worldwide share information, communicate and conduct business. International Data Corporation, or IDC, an independent technology research organization, estimates that the total number of Internet users worldwide will grow from approximately 196 million at the end of 1999 to approximately 602 million by the end of 2003. IDC further estimates that worldwide electronic commerce over the Internet will increase from $111 billion in 1999 to $1.6 trillion in 2003. Similarly, Forrester Research estimates that U.S. business e-commerce revenue will grow from $109 billion in 1999 to $1.3 trillion in 2003. The availability of a broad range of content and the acceptance of electronic commerce has driven rapid Internet adoption by businesses and consumers alike, which has in turn stimulated the proliferation of additional content and electronic commerce.

According to the Computer Industry Almanac, there were more than 148 million Internet users in the world at the end of 1998. Of these, 83 million users, or 56.08%, were residents of the United States of America and Canada, our target market. It is projected that there will be 720 million Internet users worldwide by at the end of 2005.

According to surveys conducted by NUA Internet, United States Internet users tend to be affluent, earning an average of $59,000 per year. Many companies advertise on web sites such as ours in order to advertise their goods and services to these high-income Internet users.

The Internet has become an accepted medium for the delivery of training devices. Businesses use the Internet as a distribution channel for providing instruction to employees. For example, a business may post a sales training course to its website for access by its personnel. Another major source of web based training is the "how to" sites. Companies such as EHow.com and How2.com offer instructional assistance for consumers on a wide range of topics. At present, however, there are few barriers to entry into web based training in general. The fragmented market and short history mean there is little brand recognition or loyalty. As mentioned above, Superior Networks expects to generate the bulk of its revenue indirectly from the products sold by affiliated companies in e-commerce.

Marketing to the Market

There are two main marketing strategies that Superior Networks will use to develop sales:

*     Online advertising; and

*     Offline advertising.

This convergence of traditional and electronic versions of marketing will ensure the successful penetration of the target market. The electronic marketing campaign will use banner ads, contests, e-mail newsletters, button ads and links, strategic relationships with portals, interactive website technology, and affiliate programs all for the purpose of focusing on:

*     Developing target market awareness of the site;
*     Driving traffic to the site;
*     Building the profile of the site;
*     Establishing a high level of confidence in the site;
*     Reinforcing the use of the site; and
* Assisting communications between the customer base and affiliated merchants marketing products at the site.

The traditional areas of marketing for the initial product of the driving course for seniors will focus on:

*     Senior publications;
*     Driving publications;
*     Television ads;
*     Trade shows;
*     Public relations;
*     Direct mail; and
*     Newspaper ads.

Superior Networks will undertake a specific marketing plan for each of its applications to capture significant market share that will assist in developing a brand name that can be trusted in the virtual community.

Competition

Superior Networks will face potential competition from several sources:

* Traditional training firms, such as Sylvan Learning Centers, which may decide to enter the world of cyber-learning;
*     "How to" websites, which may begin to target specific markets;
* Specialized off-line training programs, which may directly compete with some Superior Networks offerings.

However, each type of competitor presents only a partial potential overlap with Superior Networks. None of them are positioned now or can easily reshape themselves to oppose Superior Networks head-on across the spectrum of planned offerings. In addition, Superior Networks will only implement applications in which potential competitors have not yet established a web-based product. We are not aware of any training companies developing and operating the types of niche applications planned for our training programs.

Compliance with Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*     Sales and other taxes;
*     User privacy;
*     Pricing controls;
*     Characteristics and quality of products and services;
*     Consumer protection;
*     Cross-border commerce;
*     Libel and defamation;
*     Copyright, trademark and patent infringement; and
* Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services offered on our web site in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

We have no employees other than our officers and directors as of the date of this prospectus.

Research and Development Expenditures

Since inception, we have incurred approximately $3,460 in research or development expenditures for the development of our website.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                       PLAN OF OPERATIONS

Plan of Operations

We launched the website for Superioronlinetraining.com on January 17, 2001. The site focuses on a training program specifically designed to cater to senior drivers' needs. The site features a section on aging and driving, a driving course and a quiz on the driving course.

The site is designed to align itself with The American Automobile Association, The American Association of Retired Persons, and senior websites to assure a supply of registrants. It will also align itself with insurance companies to ensure fulfillment of insurance discounts and to garner referral fees.

Superioronlinetraining.com will now and for the next 12 months begin to attract banner advertising to generate revenues from the site. Other sources of revenue will also be generated. Once we affiliate ourselves with insurance companies we will begin to start charging course fees of $5 to registrants plus referral fees from the insurance companies. At that time we will also associate companies who sell products to seniors including medical products and services, leisure and travel needs, and financial planning and investment services.

We will now and for the next 12 months begin to market and brand the website by both online and offline strategies. Marketing the site will commence once Superioronlinetraining.com has allied itself with key organizations as mentioned above.

We do not have any planned major expenditures or plans to raise any additional financing over the next 12 months.

Results Of Operations for Period Ending November 30, 2000

We did not earn any revenues during the period ending November 30, 2000. We do not anticipate earning revenues until such time as we have our initial product developed and available to the public on the Internet. Furthermore, we do not expect to generate significant revenues until such time as we have developed a substantial customer base and affiliated merchants have become successful in marketing their products to that base. At the present time we have no affiliated merchants nor do we have a customer base.

We incurred operating expenses in the amount of $7,684 for the period ended November 30, 2000. These operating expenses were comprised mainly of professional fees that were primarily attributable to our corporate organization and the development of our business plan. Since we had no revenues, we incurred a loss of $7,684 for the period ending November 30, 2000.

As of November 30, 2000, we had cash and working capital of $35,606.

                     DESCRIPTION OF PROPERTY

We do not lease or own any real property.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;
*     Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had thirty-two (32) registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock will be available for resale to the public after September 1, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 74,350 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144 after September 1, 2001.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that prevent us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                      EXECUTIVE COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the fiscal period ended November 30, 2000.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended November 30, 2000. We have also not granted any stock options to the executive officers since
November 30, 2000.

                      FINANCIAL STATEMENTS

Index to Financial Statements:

1. Auditors' Report;

2. Audited Financial Statements for the period ending November 30, 2000, including:

     a. Balance Sheet

     b. Statement of Loss and Deficit

     c. Statement of Cash Flows

     d. Statement of Stockholders' Equity

     e. Notes to Financial Statements

                     SUPERIOR NETWORKS, INC.
                 (A Development Stage Company)

                     FINANCIAL STATEMENTS


                     NOVEMBER 30, 2000
                  (Stated in U.S. Dollars)

                                   ------------------------------------
                                   Morgan & Company
                                   ------------------------------------
                                   Chartered Accountants
                                   ------------------------------------
                                   P.O. Box 10007, Pacific Centre
                                   Suite 1730 - 700 West Georgia Street
                                   Vancouver, B.C. V7Y 1A1
                                   Telephone (604) 687-5841
                                   Fax (604) 687-0075
                                   ------------------------------------


                          AUDITORS' REPORT



To the Directors
Superior Networks, Inc.

We have audited the balance sheet of Superior Networks, Inc. (a development stage company) as at November 30, 2000 and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from the date of organization, May 24, 2000 to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2000 and the results of its operations and cash flows for the period from the date of organization, May 24, 2000 to November 30, 2000 in accordance with United States generally accepted accounting principles.



Vancouver, B.C.
                                      /s/ Morgan & Company
December 20, 2000                     Chartered Accountants



              COMMENTS BY AUDITOR FOR U.S. READERS
                ON CANADA-U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by significant uncertainties that raise a substantial doubt on the continuance of the company as a going concern as described in Note 1(b) of the financial statements. The opinion in our report dated December 20, 2000 does not contain an explanatory paragraph as such opinion would not be in accordance with Canadian reporting standards for auditors when the significant uncertainties are adequately disclosed in the financial statements.


Vancouver, B.C.
                                      /s/ Morgan & Company
December 20, 2000                     Chartered Accountants

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                              BALANCE SHEET

                            NOVEMBER 30, 2000
                         (Stated in U.S. Dollars)

---------------------------------------------------------------------

ASSETS

Current
  Cash                                                    $    41,610
  Accounts receivable                                             496
                                                          -----------
                                                               42,106

Software Development Costs                                      3,460
                                                          -----------
                                                          $    45,566
=====================================================================
LIABILITIES

Current
  Loan payable                                            $     6,500
                                                          -----------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
      par value $0.001 per share

  Issued and outstanding:
    7,435,000 common shares                                     7,435

  Additional paid in capital                                   39,315

Deficit                                                        (7,684)
                                                          -----------
                                                               39,066
                                                          -----------
                                                          $    45,566
=====================================================================

Approved by the Board of Directors:


_______________________________       _______________________________

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                    STATEMENT OF OPERATIONS AND DEFICIT
                          (Stated in U.S. Dollars)


------------------------------------------------------------------------
                                                             INCEPTION
                                                               MAY 24
                                                              2000 TO
                                                            NOVEMBER 30
                                                                2000
------------------------------------------------------------------------

Expenses
  Consulting                                               $       2,675
  Professional fees                                                4,236
  Office and sundry                                                  773
                                                           -------------

Net Loss For The Period                                            7,684

Deficit, Beginning of Period                                           -
                                                           -------------
Deficit, End of Period                                     $       7,684
========================================================================
Net Loss Per Share                                         $       (0.01)
========================================================================
Weighted Average Number Of
  Common Shares Outstanding                                    3,565,447
========================================================================

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                          STATEMENT OF CASH FLOWS
                         (Stated in U.S. Dollars)


------------------------------------------------------------------------
                                                             INCEPTION
                                                               MAY 24
                                                              2000 TO
                                                            NOVEMBER 30
                                                                2000
------------------------------------------------------------------------

Cash Flow From Operating Activities
  Net loss for the period                                 $      (7,684)
  Adjustments to reconcile net loss to net cash by
    operating activities
      Accounts receivable                                          (496)
      Loan payable                                                6,500
                                                          --------------
                                                                 (1,680)
                                                          --------------

Cash Flow From Financing Activity
  Common stock issued                                            46,750
                                                          --------------
Cash Flow From Investing Activity
  Software development costs                                     (3,460)
                                                          --------------
Increase In Cash                                                 41,610

Cash, Beginning Of The Period                                         -
                                                          --------------
Cash, End Of The Period                                   $      41,610
========================================================================

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                     STATEMENT OF STOCKHOLDERS EQUITY

                            NOVEMBER 30, 2000
                        (Stated in U.S. Dollars)

                              COMMON     STOCK
                      ---------------------------------
                      NUMBER                 ADDITIONAL
                        OF                    PAID-IN
                      SHARES        AMOUNT    CAPITAL    DEFICIT   TOTAL
                      ----------------------------------------------------
Shares issued for
  cash at $0.001      5,000,000    $ 5,000   $       -  $      -  $  5,000

Shares issued for
  cash at $0.01       2,000,000      2,000      18,000         -    20,000

Shares issued for
  cash at $0.05         435,000        435      21,315         -    21,750

Net loss for the
  period                      -          -           -    (7,684)   (7,684)
                      ----------------------------------------------------
Balance,
  November 30, 2000   7,435,000    $ 7,435   $  39,315  $ (7,684) $ 39,066
                      ====================================================

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2000
                         (Stated in U.S. Dollars)


1.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the state of Nevada, U.S.A. on May 24, 2000.

     b)   Development Stage Activities

          The Company intends to offer specialized training programs over the internet to reach a demographically focused learning audience. The web-based training model is intended to offer a cost-effective and convenient alternative to traditional learning environments. Initially the website will provide a comprehensive driver training program to seniors interested in acquiring discounts from insurance companies and in improving their driving ability. The program is focused on individuals requiring brush-ups, those requiring training in new vehicle types and those wishing to upgrade based on accident history.

          The Company is in the development stage; therefore recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)   Development Stage Company

     The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2000
                         (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)   Software Development Costs

     Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation the asset will be amortized to expense over its estimated useful life of three years using the straight line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)   Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
     109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

e)   Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable and loans payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f)   Net Loss Per Share

     Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

                          SUPERIOR NETWORKS, INC.
                       (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                             NOVEMBER 30, 2000
                         (Stated in U.S. Dollars)


3.   NEW ACCOUNTING STANDARDS

a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting for Stock-based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

b) In March, 1995, Statement of Financial Accounting Standards No. 121 (SFAS-121) "Accounting for Impairment of long-lived assets and for long-lived assets to be disposed of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                      AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      61
Federal Taxes                                               $     NIL
State Taxes and Fees                                        $     NIL
Transfer Agent Fees                                         $   1,000
Accounting fees and expenses                                $   2,000
Legal fees and expenses                                     $  20,000
Blue Sky fees and expenses                                  $   2,000
Miscellaneous                                               $     NIL
                                                            ---------
Total                                                       $  25,061
                                                            =========
------------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of common stock on September 1, 2000 to Mr. Randy White. Mr. White is one of our directors and is our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.01 per share to a total of seven purchasers on September 20, 2000. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 435,000 common shares at a price of $0.05 per share to a total of twenty-four purchasers pursuant to Regulation S of the Securities Act on November 30, 2000. The total proceeds realized from this offering were $21,750. Each purchaser represented that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION
------------      --------------------
 3.1              Articles of Incorporation
 3.2              By-Laws
 4.1              Share Certificate
 5.1              Opinion of Cane & Company, LLC, with consent to use
23.1              Consent of Morgan & Company, Chartered Accountants
27.1              Financial Data Schedule


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 24, 2001.

                                      SUPERIOR NETWORKS, INC.

                                          /s/ Randy White
                                      By: _________________________
                                          Randy White, President

                        POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Randy White, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  CAPACITY IN WHICH SIGNED          DATE

/s/ Randy White            President and Chief Executive     January 24, 2001
------------------------   Officer, and Director
Randy White

/s/ Mark McLean
------------------------   Secretary, Treasurer and          January 24, 2001
Mark McLean                Director

/s/ Renotcka Rzepczyk
------------------------   Director                          January 24, 2001
Renotcka Rzepczyk